                                                                    EXHIBIT 10.4

================================================================================

                                 $450,000,000

                               CREDIT AGREEMENT

                                     AMONG

                          TOMMY HILFIGER CORPORATION,
                                 AS GUARANTOR,

                         TOMMY HILFIGER U.S.A., INC.,
                                 AS BORROWER,

                              THE SEVERAL LENDERS
                       FROM TIME TO TIME PARTIES HERETO,

                               FLEET BANK, N.A.,
                            AS DOCUMENTATION AGENT,

                              NATIONSBANK, N.A.,
                             AS SYNDICATION AGENT

                                      AND

                           THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT


                            DATED AS OF MAY 8, 1998

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
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
SECTION 1.  DEFINITIONS......................................................................................     1
         1.1   Defined Terms.................................................................................     1
         1.2   Other Definitional Provisions.................................................................    18

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................................................................    19
         2.1   Term Commitments..............................................................................    19
         2.2   Procedure for Term Loan Borrowing.............................................................    19
         2.3   Repayment of Term Loans.......................................................................    19
         2.4   Revolving Commitments.........................................................................    20
         2.5   Procedure for Revolving Loan Borrowing........................................................    20
         2.6   Swingline Commitment..........................................................................    20
         2.7   Procedure for Swingline Borrowing; Refunding of Swingline Loans...............................    21
         2.8   Commitment Fees, etc. ........................................................................    22
         2.9   Termination or Reduction of Revolving Commitments.............................................    22
         2.10  Optional Prepayments..........................................................................    23
         2.11  Mandatory Prepayments and Commitment Reductions...............................................    23
         2.12  Conversion and Continuation Options...........................................................    23
         2.13  Limitations on Eurodollar Tranches............................................................    24
         2.14  Interest Rates and Payment Dates..............................................................    24
         2.15  Computation of Interest and Fees..............................................................    25
         2.16  Inability to Determine Interest Rate..........................................................    25
         2.17  Pro Rata Treatment and Payments...............................................................    25
         2.18  Requirements of Law...........................................................................    27
         2.19  Taxes.........................................................................................    28
         2.20  Indemnity.....................................................................................    29
         2.21  Change of Lending Office......................................................................    29
         2.22  Replacement of Lenders........................................................................    29

SECTION 3.  LETTERS OF CREDIT................................................................................    30
         3.1   L/C Commitment................................................................................    30
         3.2   Procedure for Issuance of Letter of Credit....................................................    30
         3.3   Fees and Other Charges........................................................................    31
         3.4   L/C Participations............................................................................    31
         3.5   Reimbursement Obligation of the Borrower......................................................    32
         3.6   Obligations Absolute..........................................................................    32
         3.7   Letter of Credit Payments.....................................................................    33
         3.8   Applications..................................................................................    33

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................................................    33
         4.1   Financial Condition...........................................................................    33
         4.2   No Change.....................................................................................    34
         4.3   Corporate Existence; Compliance with Law......................................................    34
         4.4   Corporate Power; Authorization; Enforceable Obligations.......................................    34
         4.5   No Legal Bar..................................................................................    34

                                                                                                               Page
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
         4.6   Litigation....................................................................................    34
         4.7   No Default....................................................................................    35
         4.8   Ownership of Property; Liens..................................................................    35
         4.9   Intellectual Property.........................................................................    35
         4.10  Taxes.........................................................................................    35
         4.11  Federal Regulations...........................................................................    35
         4.12  Labor Matters.................................................................................    35
         4.13  ERISA.........................................................................................    35
         4.14  Investment Company Act; Other Regulations.....................................................    36
         4.15  Subsidiaries..................................................................................    36
         4.16  Use of Proceeds...............................................................................    36
         4.17  Environmental Matters.........................................................................    36
         4.18  Accuracy of Information, etc..................................................................    37
         4.19  Solvency......................................................................................    37
         4.20  Year 2000 Matters.............................................................................    37

SECTION 5.  CONDITIONS PRECEDENT.............................................................................    38
         5.1   Conditions to Initial Extension of Credit.....................................................    38
         5.2   Conditions to Each Extension of Credit........................................................    40

SECTION 6.  AFFIRMATIVE COVENANTS............................................................................    40
         6.1   Financial Statements..........................................................................    40
         6.2   Certificates; Other Information...............................................................    41
         6.3   Payment of Obligations........................................................................    42
         6.4   Maintenance of Existence; Compliance. ........................................................    42
         6.5   Maintenance of Property; Insurance............................................................    42
         6.6   Inspection of Property; Books and Records; Discussions........................................    42
         6.7   Notices.......................................................................................    42
         6.8   Environmental Laws............................................................................    43
         6.9   Year 2000 Matters.............................................................................    43

SECTION 7.  NEGATIVE COVENANTS...............................................................................    43
         7.1   Financial Condition Covenants.................................................................    43
         7.2   Indebtedness..................................................................................    44
         7.3   Liens.........................................................................................    45
         7.4   Fundamental Changes...........................................................................    46
         7.5   Disposition of Property.......................................................................    46
         7.6   Restricted Payments...........................................................................    47
         7.7   Investments...................................................................................    47
         7.8   Payments and Modifications of Debt Instruments, etc. .........................................    48
         7.9   Transactions with Affiliates..................................................................    49
         7.10  Sales and Leasebacks..........................................................................    49
         7.11  Changes in Fiscal Periods.....................................................................    49
         7.12  Negative Pledge Clauses.......................................................................    49
         7.13  Clauses Restricting Subsidiary Distributions..................................................    49
         7.14  Lines of Business.............................................................................    49

SECTION 8.  EVENTS OF DEFAULT................................................................................    49

                                                                                                               Page
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
SECTION 9.  THE ADMINISTRATIVE AGENT.........................................................................    52
         9.1   Appointment...................................................................................    52
         9.2   Delegation of Duties..........................................................................    52
         9.3   Exculpatory Provisions........................................................................    52
         9.4   Reliance by Administrative Agent..............................................................    53
         9.5   Notice of Default.............................................................................    53
         9.6   Non-Reliance on Administrative Agent and Other Lenders........................................    53
         9.7   Indemnification...............................................................................    54
         9.8   Administrative Agent in Its Individual Capacity...............................................    54
         9.9   Successor Administrative Agent................................................................    54

SECTION 10.  GUARANTEE.......................................................................................    55
         10.1   Guarantee....................................................................................    55
         10.2   No Subrogation, Contribution, Reimbursement or Indemnity.....................................    55
         10.3   Amendments, etc. with respect to the Obligations.............................................    56
         10.4   Guarantee Absolute and Unconditional.........................................................    56
         10.5   Reinstatement................................................................................    57
         10.6   Payments.....................................................................................    57

SECTION 11.  MISCELLANEOUS...................................................................................    57
         11.1   Amendments and Waivers.......................................................................    57
         11.2   Notices......................................................................................    58
         11.3   No Waiver; Cumulative Remedies...............................................................    59
         11.4   Survival of Representations and Warranties...................................................    59
         11.5   Payment of Expenses and Taxes................................................................    59
         11.6   Successors and Assigns; Participations and Assignments.......................................    60
         11.7   Adjustments; Set-off.........................................................................    62
         11.8   Counterparts.................................................................................    62
         11.9   Severability.................................................................................    62
         11.10  Integration..................................................................................    62
         11.11  GOVERNING LAW................................................................................    63
         11.12  Submission To Jurisdiction; Waivers..........................................................    63
         11.13  Acknowledgements.............................................................................    63
         11.14  WAIVERS OF JURY TRIAL........................................................................    64
         11.15  Confidentiality..............................................................................    64
         11.16  Documentation Agent and Syndication Agent....................................................    64

ANNEX:

A         Pricing Grid


SCHEDULES:

1.1       Commitments
3.1       Existing Letters of Credit
4.4       Consents, Authorizations, Filings and Notices
4.15      Subsidiaries
7.2(d)    Existing Indebtedness
7.3(f)    Existing Liens
7.12      Existing Negative Pledge Clauses


EXHIBITS:

A         Form of Compliance Certificate
B-1       Form of Borrower Closing Certificate
B-2       Form of Holdings Closing Certificate
C         Form of Assignment and Acceptance
D-1       Form of Legal Opinion of Wachtell, Lipton, Rosen & Katz
D-2       Form of Legal Opinion of Harney, Westwood & Riegels
D-3       Form of Legal Opinion of Steven R. Gursky

          CREDIT AGREEMENT, dated as of May 8, 1998, among TOMMY HILFIGER CORPORATION, a British Virgin Islands corporation ("Holdings"), TOMMY HILFIGER
                                                    --------
U.S.A., INC., a Delaware corporation (the "Borrower"), the several banks and
                                           --------
other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), FLEET BANK, N.A., as documentation agent (in such
                -------
capacity, the "Documentation Agent"), NATIONSBANK, N.A., as syndication agent
               -------------------
(in such capacity, the "Syndication Agent") and THE CHASE MANHATTAN BANK, as
                        -----------------
administrative agent.

          The parties hereto hereby agree as follows:

                                   1.   DEFINITIONS

          1.1  Defined Terms. As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "ABR":  for any day, a rate per annum (rounded upwards, if necessary,
           ---
to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean the rate of interest per annum publicly announced from
 ----------
time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the
                                   ------------
product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary
                                                         ---------------------
CD Rate" shall mean, for any day, the secondary market rate for three-month
-------
certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans":  Loans the rate of interest applicable to which is based
           ---------
upon the ABR and, unless the context otherwise requires, all Swingline Loans.

          "Acquired Companies":  the collective reference to Pepe and TH Canada.
           ------------------

          "Acquisition":  as defined in Section 5.1.
           -----------

          "Acquisition Agreement":  the Stock Purchase Agreement, dated as of
           ---------------------
January 31, 1998, by and among Holdings, the Borrower, Tommy Hilfiger (Eastern Hemisphere) Limited and Pepe Jeans London Corporation.

          "Adjustment Date":  as defined in the Pricing Grid.
           ---------------

          "Administrative Agent":  The Chase Manhattan Bank, together with its
           --------------------
affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate":  as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Exposure":  with respect to any Lender at any time, an
           ------------------
amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage":  with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Applicable Margin":  0.625%; provided, that, on and after the first
           -----------------            --------
Adjustment Date occurring after December 31, 1998, the Applicable Margin will be determined pursuant to the Pricing Grid.

          "Application":  an application, in such form as the relevant Issuing
           -----------
Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

          "Asset Sale":  any Disposition of property or series of related
           ----------
Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e) or (f) of Section 7.5) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

          "Assignee":  as defined in Section 11.6(c).
           --------

          "Assignor":  as defined in Section 11.6(c).
           --------

          "Available Basket":  at any time, an amount equal to the excess of (a)
           ----------------
33% of the sum of Consolidated Net Income for all of the fiscal years ending prior to such date (determined on a cumulative basis), commencing with the fiscal year ending March 31, 1998, over (b) the sum of, without duplication, (i) the amount of all Restricted Payments made to Holdings after the Closing Date and prior to such date pursuant to Section 7.6(c), (ii) the amount of all Investments in Holdings and the Holdings Subsidiaries made by the Borrower and its Subsidiaries and the amount of all Investments in Holdings made by the Holdings Subsidiaries, in each case, after the Closing Date and prior to such date pursuant to Section 7.7(h), (iii) the amount of all then outstanding Guarantee Obligations of Holdings with respect to

Indebtedness of any Unrestricted Subsidiary made pursuant to clause (i) of the proviso to the definition of "Unrestricted Subsidiary", (iv) the amount of all Investments by the Borrower or any other Subsidiary in any Unrestricted Subsidiary made after the Closing Date and prior to such date pursuant to clause
(v) of the proviso to the definition of "Unrestricted Subsidiary" and (v) the amount of all payments of principal made after the Closing Date and prior to such date by the Borrower or any of its Subsidiaries in respect of Indebtedness contemplated by Section 7.6(b)(i) or any other Indebtedness owing to Holdings arising from non-cash transactions.

          "Available Revolving Commitment":  as to any Revolving Lender at any
           ------------------------------
time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment over (b) such Lender's Revolving Extensions of Credit; provided, that
           ----                                                   --------
in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business":  as defined in Section 4.17.
           --------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection
       --------
with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Canadian Loan Agreement":  the C$25,000,000 credit facility to be
           -----------------------
maintained by TH Canada after the Closing Date.

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Yankee or eurodollar time deposits, repurchase agreements, reverse repurchase agreements or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) bankers acceptances or commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) corporate bonds rated BBB or Baa2 or better (or equivalent ratings), provided
                                                                     --------
that not more than 20% of the aggregate principal amount of all Cash Equivalents at any one time outstanding may be invested in such corporate bonds; (e) money market investment funds which invest primarily in the types of securities described in clauses (a) through (d) above and consistent with past practices; and (f) in the case of investments by any Foreign Subsidiary, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (e) above that are available in local markets.

          "C/D Assessment Rate":  for any day as applied to any ABR Loan, the
           -------------------
annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a
 ----
comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage":  for any day as applied to any ABR Loan,
           ----------------------
that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Chase":  The Chase Manhattan Bank, together with its affiliates,
           -----
together with any of its successors.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied, which date is May 8, 1998.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Commercial L/C Commission Rate":  0.10%; provided, that, on and after
           ------------------------------           --------
the first Adjustment Date occurring after December 31, 1998, the Commercial L/C Commission Rate will be determined pursuant to the Pricing Grid.

          "Commitment":  as to any Lender, the sum of the Term Commitment and
           ----------
the Revolving Commitment of such Lender.

          "Commitment Fee Rate":  0.225% per annum; provided, that, on and after
           -------------------                      --------
the first Adjustment Date occurring after December 31, 1998, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer of the Borrower substantially in the form of Exhibit A.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
Memorandum dated April 1998 and furnished to the Lenders.

          "Consolidated EBITDA":  for any period, subject to Section 1.2(c),
           -------------------
Consolidated Net Income for such period plus, without duplication and to the
                                        ----
extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement
                                -----
of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters ending on or prior to March 31, 1999, such item shall be calculated after giving pro forma
                                                                       --- -----
effect to the Acquisition as if the Acquisition occurred on the first day of such period.

          "Consolidated EBITDAR":  for any period, Consolidated EBITDA for such
           --------------------
period plus, without duplication and to the extent reflected as a charge in the
       ----
statement of Consolidated Net Income for such period, Consolidated Lease Expense for such period.

          "Consolidated Fixed Charge Coverage Ratio":  for any period of four
           ----------------------------------------
consecutive fiscal quarters of Holdings, the ratio of (a) Consolidated EBITDAR for such period less the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such period on account of Capital Expenditures to
(b) Consolidated Fixed Charges for such period. For the purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending on or prior to March 31, 1999, such ratio shall be calculated after giving pro forma effect to the Acquisition as if the
                        --- -----
Acquisition occurred on the first day of such period.

          "Consolidated Fixed Charges":  for any period, the sum (without
           --------------------------
duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period and (c) scheduled payments made during such period on account of principal of Indebtedness of Holdings or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans).

          "Consolidated Funded Debt":  at any date, the aggregate outstanding
           ------------------------
principal amount, without duplication, of the following types of Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP: (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Holdings or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all Guarantee Obligations in respect of obligations of the kind referred to in clauses (a) through (e) above (other than Guarantee Obligations of Holdings in respect of obligations of any Unrestricted Subsidiary), and (g) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by Holdings or any of its Subsidiaries, whether or not Holdings or any of its Subsidiaries has assumed or become liable for the payment of such obligation.

          "Consolidated Interest Expense":  for any period, total cash interest
           -----------------------------
expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Lease Expense":  for any period, the aggregate amount of
           --------------------------
fixed and contingent rentals payable by Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property; provided, that Capital Lease Obligations
                                      --------
shall not constitute Consolidated Lease Expense.

          "Consolidated Leverage Ratio":  on any day, the ratio of (a)
           ---------------------------
Consolidated Funded Debt on such day to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of Holdings for which the relevant financial information is available.

          "Consolidated Net Income":  for any period, subject to Section 1.2(c),
           -----------------------
the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there
                                                            --------
shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings (other than the Borrower) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Net Worth":  at any date, all amounts that would, in
           ----------------------
conformity with GAAP, be included on a consolidated balance sheet of Holdings and its Subsidiaries under stockholders' equity at such date.

          "Continuing Directors":  the directors of Holdings on the Closing Date
           --------------------
and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default":  any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition":  with respect to any property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.
               -------       -----------

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Domestic Subsidiary":  any Subsidiary organized under the laws of any
           -------------------
jurisdiction within the United States of America.

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to
                      --------------------
such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                   Eurodollar Base Rate
                          -----------------------------------------------
                            1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

          "Exchange Act":  as defined in Section 8(j)(i).
           ------------

          "Existing Account Parties":  as defined in Section 3.1.
           ------------------------

          "Facility":  each of (a) the Term Commitments and the Term Loans made
           --------
thereunder (the "Term Facility") and (b) the Revolving Commitments and the
                 -------------
extensions of credit made thereunder (the "Revolving Facility").
                                           ------------------

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary":  any Subsidiary which is not a Domestic
           ------------------
Subsidiary.

          "Funding Office":  the office specified from time to time by the
           --------------
Administrative Agent as its funding office by notice to the Borrower and the Lenders.

          "GAAP":  generally accepted accounting principles in the United States
           ----
of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances of Holdings and its Subsidiaries as of the date of determination, except that for purposes of
Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Holdings Subsidiaries":  the Subsidiaries of Holdings other than the
           ---------------------
Borrower and its Subsidiaries.

          "Incur":  as defined in Section 7.2; and the terms "Incurred" and
           -----                                              --------
"Incurrence" shall have correlative meanings.
-----------

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of
Section 8(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any ABR Loan, the first Business
           ---------------------
Day following the last day of each calendar quarter to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Swingline Loan, the last day of any Interest Period applicable thereto, and (e) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  (a) as to any Eurodollar Loan, (x) initially, the
           ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (y) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the
                                                       --------
foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Termination Date or such due date, as applicable;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

          (b) as to any Swingline Loan, any Interest Period specified by the Swingline Lender in connection therewith.

          "Interest Rate Protection Agreement":  any interest rate protection
           ----------------------------------
agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which Holdings or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

          "Investments":  as defined in Section 7.7.
           -----------

          "Issuing Lender":  Chase and such other Lender or Lenders reasonably
           --------------
acceptable to the Administrative Agent as may be designated by the Borrower, each in its capacity as issuer of any Letter of Credit.

          "L/C Commitment":  $250,000,000.
           --------------

          "L/C Fee Distribution Date":  five Business Days after the last day of
           -------------------------
each March, June, September and December and the last day of the Revolving Commitment Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
Lenders other than the relevant Issuing Lender.

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement and the Notes.
           --------------

          "Loan Parties":  Holdings and the Borrower.
           ------------

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

          "Majority Revolving Facility Lenders":  the Majority Facility Lenders
           -----------------------------------
in respect of the Revolving Facility.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Material Subsidiary":  the Borrower and any other Subsidiary, the (a)
           -------------------
assets, (b) revenues or (c) operating profit (excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with
GAAP) of which are, at the time of determination (determined, in the case of clause (a), as at the end of the most recently concluded fiscal quarter, and, in the case of clauses (b) and (c), in respect of the most recent period of four consecutive fiscal quarters of Holdings for which the relevant financial information is available), equal to or greater than five percent of the consolidated assets, consolidated operating profit or consolidated revenues (excluding intercompany receivables and revenue that would be eliminated upon consolidation in accordance with GAAP), respectively, of Holdings and its Subsidiaries at such time. Upon the acquisition of a new Subsidiary, qualification as a "Material Subsidiary" shall be determined on a pro forma
                                                                  --- -----
basis on the assumption that such Subsidiary had been acquired at the beginning of the relevant period of four consecutive fiscal quarters.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan":  a Plan that is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes":  as defined in Section 2.19(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 2.19(b).
           ---------------

          "Notes":  the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations":  the unpaid principal of and interest on (including
           -----------
interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Participant":  as defined in Section 11.6(b).
           -----------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Pepe":  collectively, Pepe Jeans USA, Inc., a California corporation,
           ----
and TJ Far East Limited, a British Virgin Islands corporation, and its Subsidiaries.

          "Permitted Investors":  the collective reference to the executive
           -------------------
officers of AIHL Investment Group Limited on the date hereof and their respective estates, lineal descendants and ascendants, adoptive children, spouses, siblings, heirs, executors, personal representatives, administrators and trusts for any of their benefit or the benefit of their respective spouses, siblings, estates, lineal descendants and ascendants, adoptive children or heirs and corporations and partnerships in which one or more of the foregoing own more than 50% of the voting stock.

          "Person":  an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan that is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Balance Sheet":  as defined in Section 4.1(a).
           -----------------------

          "Projections":  as defined in Section 6.2(c).
           -----------

          "Properties":  as defined in Section 4.17.
           ----------

          "Recovery Event":  any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings or any of its Subsidiaries.

          "Reference Lender":  The Chase Manhattan Bank.
           ----------------

          "Refunded Swingline Loans":  as defined in Section 2.7.
           ------------------------

          "Refunding Date":  as defined in Section 2.7.
           --------------

          "Register":  as defined in Section 11.6(d).
           --------

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
reimburse the relevant Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
Event, the aggregate Net Cash Proceeds received by Holdings or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary of the Borrower) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(b) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
(S) 4043.

          "Required Lenders":  the holders of more than 50% of (a) until the
           ----------------
Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the Total Revolving Commitments or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
respect of each Facility.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the principal executive officer, president,
           -------------------
principal financial officer or principal accounting officer of Holdings or the Borrower, as the case may be, but in any event, with respect to financial matters, the principal financial or accounting officer of Holdings or the Borrower, as the case may be.

          "Restricted Payments":  as defined in Section 7.6.
           -------------------

          "Revolving Commitment":  as to any Lender, the obligation of such
           --------------------
Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $250,000,000.

          "Revolving Commitment Period":  the period from and including the
           ---------------------------
Closing Date to the Revolving Termination Date.

          "Revolving Extensions of Credit":  as to any Revolving Lender at any
           ------------------------------
time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

          "Revolving Lender":  each Lender that has a Revolving Commitment or
           ----------------
that holds Revolving Loans.

          "Revolving Loans":  as defined in Section 2.4.
           ---------------

          "Revolving Loan Commitment":  $150,000,000.
           -------------------------

          "Revolving Percentage":  as to any Revolving Lender at any time, the
           --------------------
percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit then outstanding).

          "Revolving Termination Date":  March 31, 2003.
           --------------------------

          "Senior Note Indenture":  the Indenture entered into by Holdings and
           ---------------------
the Borrower in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by Holdings or the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

          "Senior Notes":  the notes of the Borrower issued on the Closing Date
           ------------
pursuant to the Senior Note Indenture.

          "Single Employer Plan":  any Plan that is covered by Title IV of
           --------------------
ERISA, but that is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, means that, as of
           -------
any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings and shall include the Borrower, the Acquired Companies and their respective Subsidiaries but shall not include Unrestricted Subsidiaries (except for purposes of the definition of "Unrestricted Subsidiary").

          "Swingline Commitment":  the obligation of the Swingline Lender to
           --------------------
make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

          "Swingline Lender":  The Chase Manhattan Bank, in its capacity as the
           ----------------
lender of Swingline Loans.

          "Swingline Loans":  as defined in Section 2.6.
           ---------------

          "Swingline Participation Amount":  as defined in Section 2.7.
           ------------------------------

          "Term Commitment":  as to any Lender, the obligation of such Lender,
           ---------------
if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1. The original aggregate amount of the Term Commitments is $200,000,000.

          "Term Lender":  each Lender that has a Term Commitment or is the
           -----------
holder of a Term Loan.

          "Term Loan":  as defined in Section 2.1.
           ---------

          "Term Percentage":  as to a Term Lender at any time, the percentage
           ---------------
which such Lender's Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

          "TH Canada":  collectively, Tomcan Investments, Inc., a British Virgin
           ---------
Islands corporation, and Tommy Hilfiger Canada Inc., a Canadian corporation.

          "Total Revolving Commitments":  at any time, the aggregate amount of
           ---------------------------
the Revolving Commitments then in effect.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

          "Total Tangible Assets":  at any date, an amount equal to all amounts
           ---------------------
that would, in conformity with GAAP, be included on a consolidated balance sheet of Holdings and its Subsidiaries under total assets at such date minus
                                                                 -----
intangible assets (including franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names and goodwill) of Holdings and its Subsidiaries at such date.

          "Transferee":  any Assignee or Participant.
           ----------

          "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar
           ----
Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Unrestricted Subsidiary":  (a) any Subsidiary of Holdings created or
           -----------------------
acquired by Holdings or any of its Subsidiaries and designated as such by the Board of Directors of Holdings substantially concurrently with such creation or acquisition and (b) any Subsidiary of such designated Subsidiary, provided, that
                                                                  --------
(i) at no time shall any creditor of any Unrestricted Subsidiary have any claim (whether pursuant to a Guarantee Obligation or otherwise) against Holdings or any of its other Subsidiaries (other than another Unrestricted Subsidiary) in respect of any Indebtedness or other obligation of any such Unrestricted Subsidiary except for limited Guarantee Obligations of Holdings with respect to Indebtedness of such Unrestricted Subsidiary in an aggregate principal amount not to exceed for all Unrestricted Subsidiaries at any time the Available Basket at such time; (ii) neither Holdings nor any of its Subsidiaries (other than another Unrestricted Subsidiary) shall become a general partner or, in the case of any limited liability company, member of any such Subsidiary; (iii) no default with respect to any Indebtedness of any such Subsidiary (including any right which the holders thereof may have to take enforcement action against any such Subsidiary) shall permit (upon notice, lapse of time or both) any holder of any Indebtedness of Holdings or its other Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; (iv) no Unrestricted Subsidiary shall own any Capital Stock of, or own or hold any Lien on any property of, Holdings or any other Subsidiary of Holdings (other than another Unrestricted Subsidiary); (v) no Investments may be made in any Unrestricted Subsidiary by the Borrower or any of its Subsidiaries in excess of the Available Basket at such time; and

(vi) at the time of such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including on a pro forma
                                                                     --- -----
basis pursuant to Section 7.1). Any Unrestricted Subsidiary may be designated as a Subsidiary for all purposes of this Agreement by the Board of Directors of Holdings or the Borrower, as applicable, provided that (i) at the time of such
                                         --------
designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including on a pro forma basis pursuant to
                                                     --- -----
Section 7.1) and (ii) a certificate of a Responsible Officer demonstrating in reasonable detail compliance with the requirements of clause (i) of this sentence is delivered to the Administrative Agent concurrently with such designation.

          "U.S. Taxes":  as defined in Section 11.6(d).
           ----------

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2   Other Definitional Provisions. (a) Unless otherwise specified
                -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights.

          (c) For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio or for purposes of any determination of Consolidated EBITDAR or Consolidated Interest Expense for any Reference Period for the Consolidated Fixed Charge Coverage Ratio, (i) if, at any time during such Reference Period, Holdings or any Subsidiary shall have made any Material Disposition (as defined below), (x) the Consolidated EBITDA or Consolidated EBITDAR, as the case may be, for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA or Consolidated EBITDAR, as the case may be, (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA or Consolidated EBITDAR, as the case may be, (if negative) attributable thereto for such Reference Period, and (y) and Consolidated Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense for such Reference Period attributable to any Indebtedness of Holdings or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings and its Subsidiaries in connection with such Material Disposition (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such Reference Period directly attributable to the Indebtedness of such Subsidiary to the extent Holdings and its continuing Subsidiaries are no longer liable for such Indebtedness after such Material Disposition); and (ii) if, during such Reference Period, Holdings or any Subsidiary shall have made a Material Acquisition (as defined below), Consolidated EBITDA, Consolidated EBITDAR or Consolidated Interest Expense, as the case may be, for such Reference Period shall be calculated after giving pro forma effect thereto (including the
                                 --- -----
incurrence or assumption of any such Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such

Reference Period. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the interest
                                                --- -----
expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Reference Period had been the applicable rate for the entire relevant Reference Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term greater than or equal to the lesser of 12 months and the remaining term of such Indebtedness). As used in this paragraph, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Holdings and its Subsidiaries in excess of $5,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to Holdings or any of its Subsidiaries in excess of $5,000,000.

          (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                      2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Term Commitments. Subject to the terms and conditions hereof, each
              ----------------
Term Lender severally agrees to make a term loan (a "Term Loan") to the Borrower
                                                     ---------
on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

          2.2  Procedure for Term Loan Borrowing.  The Borrower shall give the
               ---------------------------------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

          2.3 Repayment of Term Loans. The Term Loan of each Term Lender shall
              -----------------------
mature in 16 consecutive quarterly installments, commencing on June 30, 1999, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment:

                Installment               Principal Amount
                -----------               ----------------
                June 30, 1999                  $10,000,000

                                                                              20

                September 30, 1999             $10,000,000
                December 31, 1999              $10,000,000
                March 31, 2000                 $10,000,000
                June 30, 2000                  $12,500,000
                September 30, 2000             $12,500,000
                December 31, 2000              $12,500,000
                March 31, 2001                 $12,500,000
                June 30, 2001                  $12,500,000
                September 30, 2001             $12,500,000
                December 31, 2001              $12,500,000
                March 31, 2002                 $12,500,000
                June 30, 2002                  $15,000,000
                September 30, 2002             $15,000,000
                December 31, 2002              $15,000,000
                March 31, 2003                 $15,000,000

          2.4  Revolving Commitments. (a) Subject to the terms and conditions
               ---------------------
hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving
  ---------------
Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment; provided that the Revolving Lenders shall have no
                      --------
obligation to make any Revolving Loan if, after giving effect to such Revolving Loan, the aggregate outstanding principal amount of the Revolving Loans and the Swingline Loans would exceed the Revolving Loan Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.5 and 2.12, provided that no Revolving Loan shall be made as a Eurodollar Loan
              --------
after the day that is one month prior to the Revolving Termination Date.

          (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

          2.5  Procedure for Revolving Loan Borrowing. The Borrower may borrow
               --------------------------------------
under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent
              --------
irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to
(x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender
                                          --------
may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro
                  ---
rata share of each borrowing available to the Administrative Agent for the
----
account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

          2.6  Swingline Commitment. (a) Subject to the terms and conditions
               --------------------
hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline
                                                                    ---------
Loans") to the Borrower; provided that (i) the aggregate principal amount of
-----                    --------
Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, (x) the aggregate amount of the Available Revolving Commitments would be less than zero or (y) the aggregate outstanding principal amount of the Revolving Loans and the Swingline Loans would exceed the Revolving Loan Commitment. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date, or, if required by the Swingline Lender, on the last day of any Interest Period applicable thereto.

     2.7  Procedure for Swingline Borrowing; Refunding of Swingline Loans.  (a)
          ---------------------------------------------------------------
Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 11:00 A.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

          (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to
      ------------------------
repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 12:00 Noon, New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

          (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"),
                                                           --------------
purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline
                                                                  ---------
Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage
--------------------
times (ii) the sum of the aggregate principal amount of Swingline Loans then
-----
outstanding that were to have been repaid with such Revolving Loans.

          (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to
         --- ----
pay the principal of and interest on all Swingline Loans then due); provided,
                                                                    --------
however, that in the event that such payment received by the Swingline Lender is
-------
required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

          (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.8  Commitment Fees, etc.  (a)  The Borrower agrees to pay to the
               ---------------------
Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears five Business Days after the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

          2.9  Termination or Reduction of Revolving Commitments. The Borrower
               -------------------------------------------------
shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such
                                                         --------
termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

          2.10  Optional Prepayments. The Borrower may at any time and from time
                --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, (a) on the date that is three Business Days prior thereto in the case of Eurodollar Loans or (b) on the date thereof in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a
                                                            --------
Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          2.11  Mandatory Prepayments and Commitment Reductions. (a) Unless the
                -----------------------------------------------
Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be Incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness Incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such Incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(c).

          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(c); provided, that,
                                                              --------
notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(c).

          (c) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.11 shall be applied, first, to
                                                                      -----
the prepayment of the Term Loans in accordance with Section 2.17(b) and, second,
                                                                         ------
to reduce permanently the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and
         --------
Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.11 shall be made first to ABR Loans and second to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.12  Conversion and Continuation Options. (a) The Borrower may elect
                -----------------------------------
from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be
               --------
made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be
                  --------
converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (a) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower
                                       --------  -------
shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.13  Limitations on Eurodollar Tranches. Notwithstanding anything to
                ----------------------------------
the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

          2.14  Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall
                --------------------------------
bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (a) Each ABR Loan shall bear interest at a rate per annum equal to the ABR or, in the case of Swingline Loans, such lower rate per annum as shall be quoted to the Borrower by the Swingline Lender in its sole discretion in connection with the borrowings thereof.

          (b) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue Loans and Reimbursement Obligations shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of
                                                 ----
Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any
         ----
Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate
         ----
to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii)
                   ----
above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
2.14 shall be payable from time to time on demand.

          2.15  Computation of Interest and Fees. (a) Interest and fees payable
                --------------------------------
pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (a) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

          2.16  Inability to Determine Interest Rate. If prior to the first day
                ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar

Loans under the relevant Facility shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.17  Pro Rata Treatment and Payments. (a) Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving
     --- ----
Percentages, as the case may be, of the relevant Lenders.

          (a) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata
                                                                     --- ----
according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans made pursuant to Section 2.10 shall be applied to reduce the then remaining installments of the Term Loans in direct order of maturity thereof. The amount of each principal prepayment of the Term Loans made pursuant to
Section 2.11 shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining principal amount thereof.
           --- ----
Amounts prepaid on account of the Term Loans may not be reborrowed.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro
                                                                          ---
rata according to the respective outstanding principal amounts of the Revolving
----
Loans then held by the Revolving Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent may effect any such payment by debiting any account maintained by the Borrower with the Administrative Agent. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.17(e) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the

Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares
                                                                --- ----
of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.18  Requirements of Law. (a) If the adoption of or any change in any
                -------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.18, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any

Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to
                    --------
compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if
                                                       -------- -------
the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19  Taxes.  (a) All payments made by the Borrower under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts
               ------------------
payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided,
                                                                      --------
however, that the Borrower shall not be required to increase any such amounts
-------
payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of Section 2.19(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (a) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this
Section 2.19(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(b) that such Non-U.S. Lender is not legally able to deliver.

          2.20  Indemnity. The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Swingline Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or Swingline Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably
                          ----
determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.20 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.21  Change of Lending Office. Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.21 shall
                  --------  -------
affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

          2.22  Replacement of Lenders. The Borrower shall be permitted to
                ----------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.18 or 2.19 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement
                                          --------
does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.18 or 2.19, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.


                             3.  LETTERS OF CREDIT

          3.1  L/C Commitment.  (a) Subject to the terms and conditions hereof,
               --------------
each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters
                                                                         -------
of Credit") for the account of the Borrower on any Business Day during the
---------
Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have an obligation to
                     --------
issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each letter of credit outstanding on the Closing Date and listed on Schedule 3.1 shall constitute a "Letter of Credit" for the purposes of this Agreement, provided, that if the
                                                       --------
account party in respect of any such letter of credit is not the Borrower (any such account party, an "Existing Account Party"), the Borrower and the relevant
                        ----------------------
Existing Account Party shall be jointly and severally liable for all obligations (including reimbursement obligations) applicable thereto. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x)(A) the first anniversary of its date of issuance, in the case of standby Letters of Credit, and (B) 180 days after the date of issuance, in the case of commercial Letters of Credit, and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any standby Letter of Credit
                                   --------
with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

          (a) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit. The Borrower may from
               ------------------------------------------
time to time request that an Issuing Lender issue or amend a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing

Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Each Issuing Lender shall furnish a copy of, or other evidence of the issuance of, such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof.

          3.3  Fees and Other Charges.  (a)  The Borrower will pay a fee on all
               ----------------------
outstanding standby Letters of Credit at a per annum rate equal to the Applicable Margin then in effect. Such fee shall be payable to the relevant Issuing Lender semi-annually in advance on the issuance date and each date that is six months (or a whole multiple thereof) after the issuance date, and shall be shared ratably among the Revolving Lenders. In addition, the Borrower will pay to the relevant Issuing Lender, for its own account, a fronting fee of 1/8 of 1% per annum on the face amount of each standby Letter of Credit, payable semi-annually in advance on the issuance date and each date that is six months (or a whole multiple thereof) after the issuance date.

          (a) The Borrower will pay a fee on all drawings on outstanding commercial Letters of Credit at the Commercial L/C Commission Rate then in effect. Such fee shall be payable to the relevant Issuing Lender on the date of the drawing thereof, and shall be shared ratably among the Revolving Lenders.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the relevant Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) Fees paid by the Borrower pursuant to this Section 3.3 for the ratable benefit of the Revolving Lenders shall be distributed to such Lenders by the relevant Issuing Lender (through the Administrative Agent) on each L/C Fee Distribution Date. Fees paid by the Borrower pursuant to this Section 3.3 shall be nonrefundable.

          3.4  L/C Participations. (a) Each Issuing Lender irrevocably agrees to
               ------------------
grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (a) If any amount required to be paid by any L/C Participant to the relevant Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (b) Whenever, at any time after the relevant Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing
--- ----
Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share
                                                           --- ----
thereof; provided, however, that in the event that any such payment received by
         --------  -------
such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower.  The Borrower agrees to
               ----------------------------------------
reimburse the relevant Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment; provided that
                                                                 --------
if such Issuing Lender notifies the Borrower of the presentment of a draft after 10:00 A.M. New York City time on any day, such reimbursement shall be made on the next Business Day. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.14(b) and
(ii) thereafter, Section 2.14(c).

          3.6  Obligations Absolute. The Borrower's obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the relevant Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that no Issuing Lender shall be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by the relevant Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

          3.7  Letter of Credit Payments. If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit. On the last day of each month (or more frequently if requested by the Administrative Agent), each Issuing Lender which had any Letters of Credit outstanding during such month shall notify the Administrative Agent of the dates and amounts of all drafts presented for payment under such Letters of Credit during the such month and such other information as is necessary for the Administrative Agent to calculate the commitment fee.

          3.8  Applications. To the extent that any provision of any Application
               -------------------------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.


                      4.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          4.1  Financial Condition. (a) The unaudited pro forma consolidated
               -------------------                    --- -----
balance sheet of Holdings and its consolidated Subsidiaries as at March 31, 1998 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which
                                    -----------------------
have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated
                                           --- -----
financial position of Holdings and its consolidated Subsidiaries as at March 31, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (a) The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at March 31, 1996 and March 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Price Waterhouse LLP, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited preliminary consolidated balance sheet of Holdings and its consolidated Subsidiaries as at March 31, 1998, and the related unaudited preliminary consolidated statements of income for the fiscal year ended on such date, copies of which have been delivered to the Lenders, present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations for the twelve-month period then ended (subject to normal year-end adjustments and potential audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings and its consolidated Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are required to be but are not reflected in the most recent financial statements referred to in this paragraph and the Pro Forma Balance Sheet. During the period from March 31, 1997 to and including the date hereof there has been no Disposition by Holdings or any of its consolidated Subsidiaries of any material part of its business or property.

          4.2  No Change. Since March 31, 1997 there has been no development or
               ---------
event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence; Compliance with Law. Each of Holdings and
               ----------------------------------------
its Subsidiaries (a) is duly organized, validly existing and in good standing (or any similar concept in any foreign jurisdiction) under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.3  Corporate Power; Authorization; Enforceable Obligations. Each Loan
          -------------------------------------------------------
Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.4  No Legal Bar. The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to Holdings or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6  Litigation. No litigation, investigation or proceeding of or
               ----------
before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default. Neither Holdings nor any of its Subsidiaries is in
               ----------
default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens. Each of Holdings and its
               ----------------------------
Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

          4.9  Intellectual Property. Holdings and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by Holdings and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10  Taxes.  Each of Holdings and each of its Subsidiaries has filed
                -----
or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11  Federal Regulations. No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          4.12  Labor Matters. Except as, in the aggregate, could not reasonably
                -------------
be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings or the relevant Subsidiary.

          4.13 ERISA.  Neither a Reportable Event nor an "accumulated funding
               -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14 Investment Company Act; Other Regulations.  No Loan Party is an
               -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law that limits its ability to incur Indebtedness.

          4.15 Subsidiaries.  The Subsidiaries listed on Schedule 4.15
               ------------
constitute all the Subsidiaries of Holdings at the date hereof after giving effect to the Acquisition.

          4.16 Use of Proceeds.  The proceeds of the Term Loans shall be used
               ---------------
to finance a portion of the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes (including to finance a portion of the Acquisition).

          4.17 Environmental Matters.  Except as, in the aggregate, could not
               ---------------------
reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by Holdings or any of its Subsidiaries (the "Properties") do not contain,
                                               ----------
     and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither Holdings nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings or any of its Subsidiaries (the "Business"), nor does Holdings or the Borrower have knowledge or reason to
      --------
     believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither Holdings nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          4.18 Accuracy of Information, etc.  No statement or information
               ----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Closing Date), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above
    --- -----
are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Acquisition Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19 Solvency.  Each Loan Party is, and after giving effect to the
               --------
Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.20 Year 2000 Matters.  Any reprogramming required to permit the
               -----------------
proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by Holdings or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of Holdings or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed reasonably in advance of the year 2000. The costs to Holdings and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of Holdings and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, reasonably sufficient for the conduct of their business as currently conducted.

                            5. CONDITIONS PRECEDENT

          5.1  Conditions to Initial Extension of Credit.  The agreement of
               -----------------------------------------
each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)  Credit Agreement.  The Administrative Agent shall have received
               ----------------
     this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower.

          (b)  Acquisition, etc.  The following transactions shall have been
               ----------------
     consummated (or shall be consummated substantially concurrently with the initial extension of credit on the Closing Date), in each case on terms and conditions reasonably satisfactory to the Lenders:

                    (i) the Borrower and Tommy Hilfiger (Eastern Hemisphere) Limited shall have acquired directly or indirectly all of the capital stock of Pepe and TH Canada (the "Acquisition"), for an aggregate
                                            -----------
          purchase price not exceeding $755,760,000 in cash (exclusive of $10,000,000 expended to purchase an outstanding note), with the remainder of the purchase price being paid in the form of common stock of Holdings, pursuant to the Acquisition Agreement, and no provision thereof relating to any material matter shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Required Lenders; and

                    (ii) the Borrower shall have received at least $400,000,000 in gross cash proceeds from the issuance of the Senior Notes on terms reasonably satisfactory to the Lenders.

          (c)  Fees.  The Lenders and the Administrative Agent shall have
               ----
     received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

          (d)  Credit Ratings.  The Borrower's senior unsecured debt shall have
               --------------
     been rated at least BBB- by Standard & Poor's Ratings Services or at least Baa3 by Moody's Investors Service, Inc.

          (e)  Pro Forma Balance Sheet; Financial Statements.  The Lenders shall
               ---------------------------------------------
     have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Holdings and its consolidated Subsidiaries for the fiscal years ended March 31, 1996 and March 31, 1997, (iii) unaudited preliminary consolidated financial statements of Holdings and its consolidated Subsidiaries for the fiscal year ended March 31, 1998, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Holdings and its consolidated Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (f) Financial Statements of Acquired Companies.  The Lenders shall
              ------------------------------------------
     have received (i) audited consolidated or combined financial statements of each of the Acquired Companies for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available and (ii) unaudited interim consolidated or combined financial statements of each of the Acquired Companies for the nine-month period ended December 31, 1997, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated or combined financial condition of the Acquired Companies, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (g) Projections.  The Lenders shall have received satisfactory
              -----------
     projections through the 2003 fiscal year of Holdings.

          (h) Approvals.  All governmental and material third party approvals
              ---------
     (including landlords' and other consents) necessary in connection with the Acquisition, the continuing operations of Holdings and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

          (i) Lien Searches.  The Administrative Agent shall have received the
              -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of Holdings or its Subsidiaries except for Liens permitted by Section 7.3 or which are to be released by the lenders under the existing credit facilities on or about the Closing Date pursuant to clause (m) below.

          (j) Expenses.  The Administrative Agent shall have received
              --------
     satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $30,000,000.

          (k) Closing Certificate.  The Administrative Agent shall have
              -------------------
     received, with a counterpart for each Lender, a certificate of each of the Borrower and Holdings, dated the Closing Date, substantially in the form of Exhibits B-1 and B-2, respectively, with appropriate insertions and attachments.

          (l) Legal Opinions.  The Administrative Agent shall have received the
              --------------
     following executed legal opinions:

                    (i) the legal opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Borrower and United States counsel to Holdings, substantially in the form of Exhibit D-1;

                    (ii) the legal opinion of Harney, Westwood & Riegels, British Virgin Islands counsel to Holdings, substantially in the form of Exhibit D-2; and

                    (iii) the legal opinion of Steven R. Gursky, substantially in the form of Exhibit D-3; and

                    (iv) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (m) Existing Credit Facilities.  The Administrative Agent shall have
              --------------------------
     received evidence reasonably satisfactory to it that the existing credit facilities of the Borrower, the Acquired Companies and their respective Subsidiaries (other than the Canadian Loan Agreement, the C$12,000,000 letter of credit facility to be maintained by TH Canada and the 15,000,000 Hong Kong Dollar letter of credit facility to be maintained by TJ Clothing (H.K.) Limited), together with any security interests granted in connection therewith, shall have been, or in the case of any such security interest, will promptly thereafter be, terminated.

          5.2 Conditions to Each Extension of Credit.  The agreement of each
              --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b) No Default.  No Default or Event of Default shall have occurred
              ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance or amendment of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.


                           6. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          6.1 Financial Statements.  Furnish to the Administrative Agent and
              --------------------
each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year (including summary financial information as to the Borrower and its Subsidiaries in the form described in Rule 1-02(bb) of Regulation S-X under the Exchange Act), setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statement of income for such quarter and the portion of the fiscal year through the end of such quarter and the related unaudited consolidated statement of cash flows for the portion of the fiscal year through the end of such quarter (including summary financial information as to the Borrower and its Subsidiaries in the form described in Rule 1-02(bb) of Regulation S-X under the Exchange Act), setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2 Certificates; Other Information.  Furnish to the Administrative
              -------------------------------
Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of Holdings or the Borrower, as applicable, stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
     (ii) in the case of quarterly or annual financial statements of Holdings, a Compliance Certificate containing all information necessary for determining compliance by Holdings and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be;

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Holdings, a consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), and, as soon as available, and in any event no later than 45 days after the end of the second quarter of each fiscal year of Holdings, a revised consolidated budget covering the remainder of such fiscal year (collectively, the "Projections"), which Projections shall in
                                     -----------
     each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

          (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Indenture;

          (f) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3 Payment of Obligations.  Pay, discharge or otherwise satisfy at
              ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or the relevant Subsidiary, as the case may be.

          6.4 Maintenance of Existence; Compliance.  (a) (i) Preserve, renew
              ------------------------------------
and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance.  (a)  Keep all material
              ----------------------------------
property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6 Inspection of Property; Books and Records; Discussions.  (a)
              ------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries.

          6.7 Notices.  Promptly give notice to the Administrative Agent and
              -------
each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting Holdings or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or a binding indemnification obligation or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the relevant Subsidiary proposes to take with respect thereto.

          6.8 Environmental Laws.  Except as could not reasonably be expected
              ------------------
to have a Material Adverse Effect, (a) comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9 Year 2000 Matters.  Do or cause to be done all things necessary
              -----------------
to ensure that any reprogramming required to permit the proper functioning, in and following the year 2000, of the computer systems of Holdings and its Subsidiaries and equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of Holdings or any of its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed reasonably prior to the year 2000.


                             7. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, (i) the Borrower shall not, and shall not permit any of its

Subsidiaries to, directly or indirectly, (ii) Holdings shall not permit any of its Subsidiaries to, directly or indirectly, and, (iii) in the case of Sections 7.1, 7.3, 7.10, 7.11 and 7.12, Holdings shall not, directly or indirectly:

          7.1 Financial Condition Covenants.
              -----------------------------

          (a) Consolidated Leverage Ratio.  Permit the Consolidated Leverage
              ---------------------------
Ratio at any time on or after September 30, 1998 to exceed 3.0 to 1.0.

          (b) Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated
              ----------------------------------------
Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings to be less than 1.5 to 1.0.

          (c) Consolidated Net Worth.  Permit Consolidated Net Worth at any time
              ----------------------
to be less than $700,000,000.

          7.2 Indebtedness.  Create, incur, assume or suffer to exist (in each
              ------------
case, to "Incur") any Indebtedness, except:
          -----

          (a) Indebtedness of the Borrower pursuant to any Loan Document;

          (b) Indebtedness of the Borrower or any other Subsidiary to Holdings or any of its Subsidiaries, provided that any such Indebtedness of the
                                 --------
     Borrower and its Subsidiaries to Holdings and the Holdings Subsidiaries incurred on or after the Closing Date shall be subordinated to the Obligations and the obligations of the Borrower under the Senior Note Indenture;

          (c) Indebtedness secured by Liens permitted by Section 7.3(g) and Capital Lease Obligations, in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

          (d) Indebtedness outstanding or available to be drawn on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

          (e) (i) Guarantee Obligations Incurred in the ordinary course of business by the Borrower or any of its Subsidiaries in respect of obligations of any Subsidiary of the Borrower and (ii) Guarantee Obligations Incurred in the ordinary course of business by the Holdings Subsidiaries in respect of obligations of any other Subsidiary other than the Borrower;

          (f) Indebtedness of the Borrower in respect of the initial issuance of the Senior Notes on the Closing Date in an aggregate principal amount not to exceed $450,000,000 and any refinancings, refundings, renewals or extensions thereof;

          (g) additional Indebtedness of the Borrower or any other Subsidiary in an aggregate principal amount (for the Borrower and all other Subsidiaries) not to exceed the aggregate amount of the shelf offering registered by the Borrower on or before the Closing Date minus the aggregate principal amount
                                            -----
     of the Senior Notes issued on the Closing Date;

          (h) Indebtedness of the Borrower or any other Subsidiary which is subordinated to the Obligations on terms reasonably satisfactory to the Required Lenders;

          (i) so long as no Default or Event of Default would occur after giving effect to the assumption of such Indebtedness, Indebtedness of any Person (other than an Unrestricted Subsidiary) that is merged into or consolidated or amalgamated with the Borrower or any other Subsidiary, whose assets are purchased by the Borrower or any other Subsidiary or that becomes a Subsidiary after the date hereof in accordance with the terms of Section
     7.4 or 7.7 that is existing at the time such Person so merges, consolidates, amalgamates, such assets are purchased or such Person becomes a Subsidiary, provided that such Indebtedness was not incurred in
                   --------
     contemplation of such Person merging, consolidating, amalgamating, such assets being purchased or such Person becoming such a Subsidiary; and

          (j) Indebtedness Incurred by the Borrower or any other Subsidiary which is used to refinance the Term Loans.

Notwithstanding anything else herein to the contrary, the aggregate principal amount of Indebtedness Incurred by Subsidiaries other than the Borrower pursuant to clauses (g), (h) and (j) above shall not exceed $25,000,000 at any one time outstanding.

          7.3 Liens.  Create, incur, assume or suffer to exist any Lien upon
              -----
any of its property or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of Holdings or the relevant Subsidiary, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (f) Liens in existence on the date hereof (or granted in connection with any refinancings, refundings, renewals or extensions permitted by
     Section 7.2(d)) listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any
                        --------
     additional types of property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of Holdings or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided
                                                                     --------
     that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness,

     (iii) the aggregate principal amount of such Indebtedness shall not exceed $25,000,000 at any one time outstanding and (iv) the amount of Indebtedness secured thereby is not increased;

          (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (i) so long as no Default or Event of Default would occur after giving effect to the assumption of such Lien, Liens on property of a Person (other than an Unrestricted Subsidiary) existing at the time such Person is merged into or consolidated or amalgamated with Holdings of any of its Subsidiaries, Holdings or any of its Subsidiaries purchases assets of such Person or such Person becomes a Subsidiary of Holdings after the date hereof in accordance with the terms of Section 7.4 or 7.7; provided that such Liens were not created in contemplation of such merger, consolidation, amalgamation, asset purchase or becoming a Subsidiary and do not extend to any assets other than those of the Person merged into or consolidated or amalgamated with Holdings or any of its Subsidiaries, the assets being so purchased or the Person becoming such a Subsidiary;

          (j) Liens arising either (i) by the terms of commercial letters of credit entered into in the ordinary course of business to secure reimbursement obligations thereunder, or (ii) under accounts receivable collection arrangements entered into in the ordinary course of business to secure fees and other charges owing to the other party to such arrangements;

          (k) Liens on the Borrower's office facility located at 25 West 39th Street, New York, New York; and

          (l) additional Liens (not otherwise permitted hereunder) which secure obligations at any time outstanding not exceeding (as to Holdings and all of its Subsidiaries) an amount equal to 10% of Total Tangible Assets.

          7.4 Fundamental Changes.  Enter into any merger, consolidation or
              -------------------
amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except:

          (a) (i) any Subsidiary of the Borrower may be merged, consolidated or amalgamated with or into the Borrower (provided that the Borrower shall be
                                            --------
     the continuing or surviving corporation) or with or into any Subsidiary of the Borrower and (ii) any Holdings Subsidiary may be merged, consolidated or amalgamated with or into the Borrower (provided that the Borrower shall
                                               --------
     be the continuing or surviving corporation) or with or into any other Subsidiary;

          (b) (i) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary of the Borrower and (ii) any Holdings Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary;

          (c) in connection with Dispositions permitted by Section 7.5; and

          (d) in connection with Investments permitted by Section 7.7.

          7.5 Disposition of Property.  Dispose of any of its property,
              -----------------------
whether now owned or hereafter acquired, or, in the case of any Subsidiary of Holdings, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale of inventory in the ordinary course of business;

          (c) Dispositions permitted by Section 7.4(b);

          (d) Dispositions of Unrestricted Subsidiaries;

          (e) (i) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary of the Borrower and (ii) the sale or issuance of any Holdings Subsidiary's Capital Stock to Holdings, the Borrower or any other Subsidiary;

          (f) the Disposition of the Borrower's office facility located at 25 West 39th Street in New York, New York; and

          (g) the Disposition of other property having an aggregate fair market value not to exceed 10% of Total Tangible Assets (excluding the portion of Total Tangible Assets attributable solely to Holdings and calculated as at the time of any such Disposition) during the term of this Agreement.

          7.6 Restricted Payments.  Declare or pay any dividend (other than
              -------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any other Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or make any principal payment on any obligation of the type described in clause (v) of the definition of "Available Basket" owing by any Subsidiary to Holdings (collectively, "Restricted Payments"), except that:
 -------------------

          (a) (i) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary of the Borrower and (ii) any Holdings Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary;

          (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the Borrower or any of its Subsidiaries may purchase (to be paid in the form of a subordinated intercompany note) ordinary shares of Holdings for the purpose of funding the Acquisition or the Borrower's or such Subsidiary's employee stock incentive program and (ii) any Holdings Subsidiary may purchase an aggregate amount of up to 60,000 ordinary shares of Holdings (appropriately adjusted for stock splits, reverse stock splits and stock dividends) in any fiscal year for the purpose of funding such Holdings Subsidiary's employee stock incentive program; and

          (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary may make Restricted Payments to Holdings in an aggregate amount not to exceed the Available Basket at such time.

          7.7 Investments.  Make any advance, loan, extension of credit (by
              -----------
way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other securities of, or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
                                                  -----------

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees of Holdings or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and the other Subsidiaries not to exceed $5,000,000 at any one time outstanding;

          (e) the Acquisition;

          (f) Investments made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) (i) Investments by Holdings or any of its Subsidiaries in the Borrower or any Person that, prior to such investment is, or simultaneously in connection with such Investment becomes, a Wholly Owned Subsidiary of the Borrower and (ii) Investments by any Holdings Subsidiary in any Person that, prior to such investment is, or simultaneously in connection with such Investment becomes, a Wholly Owned Subsidiary of such Holdings Subsidiary;

          (h) (i) Investments by the Borrower of any of its Subsidiaries in Holdings or any of the Holdings Subsidiaries in an aggregate amount not to exceed the Available Basket at such time and (ii) Investments by any Holdings Subsidiary in Holdings in an aggregate amount not to exceed the Available Basket at such time;

          (i) Investments by any Holdings Subsidiary in the Borrower or any other Subsidiary;

          (j) purchases of ordinary shares of Holdings described in Section 7.6(b); and

          (k) in addition to Investments otherwise expressly permitted by this
     Section 7.7, Investments by the Borrower or any other Subsidiary in an aggregate amount (valued at cost) not to exceed $25,000,000 during the term of this Agreement.

          7.8 Payments and Modifications of Debt Instruments, etc.  (a)  Make
              ----------------------------------------------------
or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Notes (other than scheduled interest payments required to be made in cash), provided that (i)
                                                               --------
the Borrower may refinance the Senior Notes and (ii) the Borrower may prepay, repurchase or redeem all or a portion of the Senior Notes so long as the Borrower simultaneously prepays a percentage of the Term Loans equal to the percentage of the Senior Notes being prepaid, repurchased or redeemed at such time, or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend the date for payment of interest thereon or (ii) is not materially adverse to the Lenders).

          7.9 Transactions with Affiliates.  Enter into any transaction,
              ----------------------------
including any purchase, sale, lease or exchange of property, with any Affiliate (other than Holdings or any of its Subsidiaries) unless such transaction is (a) otherwise not prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or the relevant Subsidiary than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. It is understood and agreed that the transactions contemplated by the Acquisition Agreement shall satisfy the provisions of this Section 7.9.

          7.10 Sales and Leasebacks.  Enter into any arrangement with any Person
               --------------------
providing for the leasing by Holdings or any Subsidiary of real or personal property that has been or is to be sold or transferred by Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings or such Subsidiary other than with respect to the Borrower's office facility located at 25 West 39th Street in New York, New York.

          7.11 Changes in Fiscal Periods.  Permit the fiscal year of Holdings
               -------------------------
or the Borrower to end on a day other than March 31 or change Holdings' or the Borrower's method of determining fiscal quarters.

          7.12 Negative Pledge Clauses.  Enter into or suffer to exist or become
               -----------------------
effective any agreement that prohibits or limits the ability of Holdings or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) the Senior Note Indenture, (c) any agreements governing any Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (d) in any currently existing agreements set forth on Schedule 7.12 or any successor agreements thereto (in which case, any prohibition or limitation shall only be effective against the types of assets covered by the original agreement).

          7.13 Clauses Restricting Subsidiary Distributions.  Enter into or
               --------------------------------------------
suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or the Canadian Loan Agreement and any refinancings, refundings, renewals or extensions thereof and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          7.14 Lines of Business.  Enter into any business, either directly or
               -----------------
through any Subsidiary, except for those businesses in which the Borrower or any other Subsidiary is engaged on the date of this Agreement or the fashion, apparel or consumer products business or any business reasonably related to any thereof.

                             8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

          (e) Holdings or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
     (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause
              --------
     (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or

          (f) (i) Holdings or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that
     (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against Holdings or any of its Material Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) the guarantee contained in Section 10 hereof shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (j) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Permitted Investors) shall become, or
      ------------
     obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding ordinary shares of Holdings; (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; or
     (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                          9. THE ADMINISTRATIVE AGENT

          9.1 Appointment.  Each Lender hereby irrevocably designates and
              -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2 Delegation of Duties.  The Administrative Agent may execute any
              --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions.  Neither the Administrative Agent nor
              ---------------------
any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by Administrative Agent.  The Administrative Agent shall
              --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default.  The Administrative Agent shall not be deemed
              -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent
                         --------
shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Administrative Agent and Other Lenders.  Each
              ------------------------------------------------------
Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification.  The Lenders agree to indemnify the
              ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this
Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of
                      --------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Administrative Agent in Its Individual Capacity.  The
              -----------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9 Successor Administrative Agent.  The Administrative Agent may
              ------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                                 10. GUARANTEE

          10.1 Guarantee. In order to induce the Administrative Agent and the
               ---------
Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and Holdings further agrees to pay any and all expenses (including all reasonable fees, charges and disbursements of counsel) that may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 10. The guarantee contained in this Section 10, subject to Section 10.5, shall remain in full force and effect until the Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

          Holdings agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 10 for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings under this Section 10 which, notwithstanding any such payment or payments, shall remain liable for the Obligations until, subject to Section 10.5, the Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding.

          10.2 No Subrogation, Contribution, Reimbursement or Indemnity.
               --------------------------------------------------------
Notwithstanding anything to the contrary in this Section 10, Holdings hereby irrevocably waives all rights that may have arisen in connection with the guarantee contained in this Section 10 to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against the Borrower or against the Administrative Agent or any Lender for the payment of the Obligations, until the Obligations shall have been paid in full, no Letters of

Credit shall be outstanding and the Commitments shall have been terminated. Holdings hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person that may have arisen in connection with the guarantee contained in this
Section 10, until the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to Holdings on account of any of the rights waived in this Section 10.2, such amount shall be held by Holdings in trust, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 10.2 shall survive the term of the guarantee contained in this Section 10 and the payment in full of the Obligations and the termination of the Commitments.

       10.3 Amendments, etc. with respect to the Obligations. Holdings shall
            ------------------------------------------------
remain obligated under this Section 10 notwithstanding that, without any reservation of rights against Holdings, and without notice to or further assent by Holdings, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

       10.4 Guarantee Absolute and Unconditional.  Holdings waives any and all
            ------------------------------------
notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 10; and all dealings between the Borrower or Holdings, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Holdings with respect to the Obligations. The guarantee contained in this Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Holdings) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of Holdings under the guarantee contained in this Section 10, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 10 against Holdings, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Holdings of any liability under this Section 10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Holdings.

       10.5 Reinstatement.  The guarantee contained in this Section 10 shall
            -------------
continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

       10.6 Payments.  Holdings hereby agrees that any payments in respect of
            --------
the Obligations pursuant to this Section 10 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Funding Office.


                              11.  MISCELLANEOUS

       11.1 Amendments and Waivers.  Neither this Agreement, any other Loan
            ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 11.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release Holdings from its obligations under Section 10, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 5.2 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Revolving Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; or (vii) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

       11.2 Notices.  All notices, requests and demands to or upon the
            -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Holdings or the Borrower:               c/o Tommy Hilfiger U.S.A., Inc.
                                        25 West 39th Street
                                        New York, New York  10018
                                        Attention:  Joel J. Horowitz - Chief
                                          Executive Officer
                                        Telecopy:  212-548-1818
                                        Telephone:  212-840-8888

                                        and

                                        c/o Tommy Hilfiger U.S.A., Inc.
                                        485 Fifth Avenue
                                        New York, New York  10017
                                        Attention:  Gary I. Sheff
                                        Telecopy:  212-681-9337
                                        Telephone:  212-681-1888 x4827

               with a copy to:

                                        Wachtell, Lipton,Rosen & Katz
                                        51 West 52nd Street
                                        New York, New York  10019
                                        Attention:  Eric S. Robinson
                                        Telecopy:  212-403-2000
                                        Telephone:  212-403-1000

     The Administrative Agent:          The Chase Manhattan Bank
                                        c/o The Loan and Agency Services Group
                                        One Chase Manhattan Plaza
                                        New York, New York 10081
                                        Attention:  Jesus Sang
                                        Telecopy:  212-552-5650

               with a copy to:          Chase Securities Inc.
                                        270 Park Avenue
                                        New York, New York 10017
                                        Attention:  Robert Anastasio
                                        Telecopy:  212-270-1063

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

       11.3 No Waiver; Cumulative Remedies.  No failure to exercise and no
            ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       11.4 Survival of Representations and Warranties.  All representations and
            ------------------------------------------
warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

       11.5 Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
            -----------------------------
reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other
                   ----------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings or any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified
                                                          -----------
Liabilities"), provided, that the Borrower shall have no obligation hereunder to
-----------    --------
any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each of Holdings and the Borrower agrees not to assert and to cause their respective Subsidiaries not to assert, and hereby waives and agrees to cause their respective Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 11.5 shall be payable promptly after written demand therefor. Statements payable by the Borrower pursuant to this Section
11.5 shall be submitted to Joel J. Horowitz - Chief Executive Officer (Telephone No. 212-840-8888) (Telecopy No. 212-548-1818), at the address of the Borrower set forth in Section 11.2. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

       11.6 Successors and Assigns; Participations and Assignments.  (a)  This
            ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

       (a) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests
                                         -----------
in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such
                                  --------
participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be

                                                                              61
entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such
                    --------
Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater
--------  -------
amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

       (b) Any Lender (an "Assignor") may, in accordance with applicable law,
                           --------
at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of
                                                 --------
its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this
Section 11.6(c), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee
                               --------
(other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this
Section 11.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing.

       (c) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the
               --------
Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

       (d) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 11.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

       (e) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

       (f) The Borrower agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

       11.7 Adjustments; Set-off.  (a)  Except to the extent that this Agreement
            --------------------
provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any
                            -----------------
payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or
         --------  -------
benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

       (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of
--------
such setoff and application.

       11.8 Counterparts.  This Agreement may be executed by one or more of the
            ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

       11.9 Severability.  Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       11.10 Integration.  This Agreement and the other Loan Documents
             -----------
represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the

Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

       11.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
             -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

       11.12 Submission To Jurisdiction; Waivers.  Each of Holdings and the
             -----------------------------------
Borrower hereby irrevocably and unconditionally:

       (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

       (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

       (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

       (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

       (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

       11.13 Acknowledgements.  Each of Holdings and the Borrower hereby
             ----------------
acknowledges that:

       (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

       (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

       (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

       11.14 WAIVERS OF JURY TRIAL.  HOLDINGS, THE BORROWER, THE ADMINISTRATIVE
             ---------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

       11.15 Confidentiality.  Each of the Administrative Agent and each Lender
             ---------------
agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative
              --------
Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender (so long as such affiliate is informed that such information is confidential non-public information), (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section 11.15, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (so long as such Persons are informed that such information is confidential non-public information), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

       11.16 Documentation Agent and Syndication Agent.  Neither the
             -----------------------------------------
Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        TOMMY HILFIGER CORPORATION


                                        By:    /s/ Joel J. Horowitz
                                               ---------------------------------
                                               Name:  Joel J. Horowitz
                                               Title:  Chief Executive Officer


                                        TOMMY HILFIGER U.S.A., INC.


                                        By:    /s/ Benjamin M.T. Ng
                                               ---------------------------------
                                               Name:  Benjamin M.T. Ng
                                               Title:  Executive Vice President


                                        THE CHASE MANHATTAN BANK,
                                        as Administrative Agent and as a Lender


                                        By:    /s/ Paul V. Phelan
                                               ---------------------------------
                                               Name:  Paul V. Phelan
                                               Title:  Vice President


Agreed to solely for the purposes of Section 3.1:

TOMMY HILFIGER RETAIL, INC.


BY:    /s/ Joel J. Horowitz
       ------------------------------------
       Name:  Joel J. Horowitz
       Title:  President


PEPE JEANS USA, INC.


By:    /s/ Lawrence S. Stroll
      -------------------------------------
      Name:  Lawrence S. Stroll
      Title:  Chairman